REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Federated Insurance Series:

In planning and performing our audits of the financial statements of Federated Insurance Series
(the "Trust") (comprised of the following funds: Federated American Leaders Fund II, Federated
Capital Appreciation Fund II, Federated Capital Income Fund II, Federated Equity Income Fund
II, Federated Fund for U.S. Government Securities II, Federated Growth Strategies Fund II,
Federated High Income Bond Fund II, Federated International Equity Fund II, Federated
Kaufmann Fund II, Federated Prime Money Fund II and Federated Quality Bond Fund II) as of and for the year ended December 31, 2005, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our audit procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing
 and maintaining effective internal
control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial
statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes policies and procedures that
 provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management
or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record,
process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the
annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
 Board (United States).  However, we
noted no deficiencies in the Trust's internal control over
 financial reporting and its operation,
including controls for safeguarding securities, that we
 consider to be a material weakness as
defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Federated Insurance Series and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 15, 2006